                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") dated as of April 11, 2003, by and between SUMMIT BROKERAGE SERVICES, INC., a Florida corporation (the "COMPANY"), and ANTARES CAPITAL FUND III LIMITED Partnership, a Delaware limited partnership (the "PURCHASER").


                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company desires to sell and issue to the Purchaser and the Purchaser desires to purchase from the Company Four Million (4,000,000) shares of the Company's common stock, $.0001 par value per share (the "COMMON STOCK SHARES"); and

         WHEREAS, the parties hereto desire to effectuate the foregoing transaction based upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

         1. RECITALS. The foregoing recitals are true and correct and are incorporated herein by this reference.

         2. PURCHASE AND SALE OF SHARES. The Company hereby agrees to sell and issue to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Company, the Common Stock Shares at a purchase price of $0.25 per share, for an aggregate purchase price of One Million Dollars and No/100 ($1,000,000.00) (the "PURCHASE PRICE") for all the Common Stock Shares.

         3. PURCHASE PRICE; TRANSFER OF SHARES. On the date hereof (the "CLOSING DATE"), the Purchaser shall deliver to the Company, by wire transfer or cashier's check in the Purchaser's discretion, the total amount of the Purchase Price. Simultaneously with the receipt of such funds and the execution and delivery of such other documents as may be required pursuant to this Agreement, the Company shall cause to be issued all of the Common Stock Shares to the Purchaser by delivering on the Closing Date to the Company's transfer agent irrevocable instructions in form and content reasonably satisfactory to the Purchaser to issue a stock certificate to Purchaser representing the Purchaser's ownership of the Common Stock Shares. Such stock certificate shall be delivered to Purchaser via Federal Express or other overnight courier no later than three
(3) business days after the Closing Date.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser hereby represents, warrants and covenants to the Company that:

                  (a) REVIEW AND EVALUATION OF INFORMATION REGARDING THE COMPANY. The Purchaser has had an opportunity to examine the governing instruments and the material disclosure and other documents and records of the Company, including without limitation, the Company's Form 10-KSB for fiscal 2002, the Company's Form 10-KSB for fiscal 2001, all reports on Form 10-QSB for 2002, all reports on Form 8-K filed during 2002 and 2003, the Company's Information Statements as filed on Schedule 14F-1 for 2002, the Company's Definitive Proxy Statement as filed on Form 14A on August 12, 2002, the Company's audited financial statements for the fiscal years ended December 31, 2001 and 2002, the Company's Confidential Private Offering Memorandum dated October 14, 2002 (the "OFFERING MEMORANDUM") for a private placement of the


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


Company's Common Stock which closed in March 2003 (the "COMMON STOCK PRIVATE OFFERING"), all press releases and such additional financial and other information as requested by the Purchaser. The Purchaser has had an opportunity to ask questions and receive answers from the Company and its representatives concerning the Company's financial condition and business and to obtain such other information that the Purchaser deemed necessary to make a fully informed decision. The Purchaser has conducted such investigations of the Company as the Purchaser deems appropriate for the Purchaser's investment in the Common Stock Shares.

                  (b) PURCHASER'S FINANCIAL EXPERIENCE. The Purchaser is a private venture entity whose principals possess sufficient experience in financial and business matters to be capable of evaluating the merits and risks of this investment.

                  (c) SUITABILITY OF INVESTMENT. The Purchaser understands that the Common Stock Shares represent a speculative investment and involve a high degree of risk, including but not limited to: no guarantee of success of the business of the Company; Purchaser may not receive any return (economic or otherwise) on its investment, and Purchaser may have little or no influence, other than the board representation described in Section 8(b)(i), to determine the financial picture, operations and potential dissolution of the Company. The Purchaser has evaluated the merits and risks of its proposed investment in the Common Stock Shares and has determined that this is a suitable investment. The Purchaser has adequate financial resources for an investment of this character, and, at this time, the Purchaser could bear a complete loss of its investment. Further, the Purchaser is an "accredited investor" as that term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in that all of the equity owners of the Purchaser are accredited investors.

                  (d) INVESTMENT INTENT. The Purchaser is purchasing the Common Stock Shares for investment purposes only and for its own account, and, except as contemplated by that certain Registration Rights Agreement entered into by the parties hereto concurrently herewith (the "REGISTRATION RIGHTS AGREEMENT") and that certain Co-Sale and Voting Rights Agreement entered into by the Purchaser and Mr. Marshall T. Leeds concurrently herewith (the "CO-SALE AGREEMENT"), the Purchaser has no present commitment, agreement or intention to sell, distribute or otherwise dispose of any of them or to enter into any such commitment or agreement.

                  (e) UNREGISTERED SHARES; LIMITATIONS ON DISPOSITION. The Purchaser understands that the Common Stock Shares are "restricted securities" under the Securities Act and are being sold without registration under federal or any state securities laws ("SECURITIES LAWS") by reason of specific exemptions from registration, and that the Company is relying on the information given herein in its determination of whether such specific exemptions are available. The Purchaser understands that because the Common Stock Shares have not been registered under the Securities Laws, they cannot be sold unless and until they are subsequently registered or an exemption from registration is available. The Company has agreed to register the Common Stock Shares pursuant to the Registration Rights Agreement. The Purchaser acknowledges and understands that the certificates evidencing the Common Stock Shares will bear a restrictive legend to the effect of subsection 4(j) below. The Purchaser represents that he can afford to hold the Common Stock Shares for an indefinite period of time. The Purchaser understands that although the Company's common stock is quoted on the OTC Bulletin Board ("OTCBB"), there is not an active trading market for the Company's common stock and that an active trading market for the Common Stock Shares may never exist.

                  (f) RULE 144. The Purchaser is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a nonpublic offering subject to the satisfaction of certain conditions. The Common Stock Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (i) the availability of certain public information about the Company; (ii) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iii) in the case of an Affiliate (as such term is defined in Rule 405 of the Securities Act), or of a non-Affiliate who has held the securities less than two years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as defined in the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) and the amount of securities being sold during any three month period not exceeding the specified limitation therein, if applicable. The Company hereby covenants to use its best efforts to ensure hereafter the availability of Rule 144 as a mechanism for resale of the Common Stock Shares by the Purchaser, such efforts to include, without limitation, maintaining adequate current public information with respect to the Company within the meaning of Rule 144.

                  (g) NON-RELIANCE REGARDING TAX CONSEQUENCES. The Purchaser is not relying on the Company, its principals, employees or agents, or any representation contained herein with respect to the tax effect of its investment in the Common Stock Shares or the other transactions contemplated in this Agreement. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company, or any of its representatives. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  (h) RISKS OF INVESTMENT IN THE COMMON STOCK SHARES. The Purchaser understands and has been advised by the Company that the business activities of the Company and an investment in Company are subject to substantial risks, including those described in Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2001, as well as the Company's Confidential Private Offering Memorandum dated October 14, 2002, copies of which have been delivered to and reviewed by the Purchaser.

                  (i) AUTHORITY TO ENTER INTO AGREEMENT; NO DISQUALIFICATION. The Purchaser has the full right, power and authority to execute and deliver this Agreement and the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), and to perform of all of the Purchaser's obligations hereunder and thereunder. All partnership consents, including the consent of the Class A members of the general partner of Purchaser, necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser and the other documents, instruments and agreements contemplated hereby, have been obtained by Purchaser. Upon execution and delivery by the Company and the Purchaser, this Agreement will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  (j) LEGENDS. The Purchaser has been advised by the Company that each certificate representing the Common Stock Shares will be endorsed with the following legend:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE ACT AND

                 APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (k) STATE OF ORGANIZATION. The Purchaser is a limited partnership organized under the laws of the State of Delaware.

                  (l) '34 ACT FILINGS. After the Closing Date and in accordance with the requirements of the Exchange Act and the rules promulgated thereunder, the Purchaser shall complete and cause to be timely filed with the SEC on its behalf a Schedule 13D in connection with the securities it will receive hereunder and, when and if applicable, a Form 3 by the Purchaser and/or the Purchaser's representative to the Company's board of directors, if any.

                  (m) NO BREACH. The execution and delivery of this Agreement, and the other documents, instruments and agreements contemplated hereby, and the consummation of the transactions contemplated hereby, will not (i) materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default (or an event which, with notice or lapse of time, would constitute a material default) under, or result in the creation of any security interest upon any of the properties or assets of the Purchaser under, any note, mortgage, indenture, deed of trust, lien, lease, agreement, contract, license, permit or other instrument or restriction to which the Purchaser is a party or by which it or any of its properties or assets may be bound or affected, except for conflicts, breaches, defaults, and/or security interests which, individually or in the aggregate, would not have a material adverse effect on the Purchaser, or (ii) result in a material violation of any law, statute, rule, regulation, instrument, order, judgment or decree to which the Purchaser is subject.

         5. REPRESENTATIONS AND WARRANTIES OF COMPANY. Except as disclosed by the Company in the Disclosure Schedule attached as EXHIBIT A hereto, the Company hereby represents, warrants and covenants to the Purchaser that:

                  (a) ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing, and its status is active, under the laws of the State of Florida. The Company and each of its subsidiaries has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as currently proposed to be conducted. The Company and each of its subsidiaries is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition. The Company is in compliance with all provisions of its Articles of Incorporation and By-laws and is not in default under, or in violation of, any such provisions.

                  (b) CORPORATE POWER. The Company has all requisite legal and corporate power and authority to (i) execute and deliver this Agreement, and the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), (ii) sell and issue the Common Stock Shares hereunder, and (iii) carry out and perform its obligations under the terms of this Agreement, and under each of the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), and the transactions contemplated hereby and thereby.

                  (c) CAPITALIZATION. Immediately prior to the consummation of the transaction described herein, the Company's capitalization consists of the following: (i) 50,000,000 authorized shares of common stock, par value $.0001 per share (the "COMMON STOCK"), of which 23,140,064 shares are issued and outstanding; (ii) 4,850,000 authorized shares of blank check preferred stock, par value $.0001 per share, of which none are issued and outstanding; (iii) 150,000 authorized shares of Series A Convertible Preferred Stock, par value

$.0001 per share ("Series A Preferred Stock"), 125,000 shares of which are issued and outstanding and convertible, in the aggregate, up to 150,000 shares of Common Stock, subject to certain adjustments; (iv) warrants that entitle their holders to purchase, in the aggregate 1,020,000 shares of Common Stock at a purchase price of $.30 per share; and (v) options that entitle their holders to purchase, in the aggregate, 11,808,514 shares of Common Stock at a weighted average purchase price of $.57 per share, a detailed schedule of which options, setting forth their exercise price, vesting schedule (if any) and termination date, is set forth in Section 5(c) of EXHIBIT A hereto. Immediately following the consummation of the transaction described herein, the number of issued and outstanding shares of Common Stock will increase by 4,080,000 to 27,220,064 while the number of issued and outstanding shares of Common Stock covered under warrants will increase by 400,000 to 1,420,000 at a purchase price of $.30 per share. Except as described herein, there are no convertible securities, options, warrants, phantom stock, conversion or exchange rights, preemptive rights, rights of first refusal, stock appreciation rights, or similar rights presently outstanding (whether contingent or otherwise) with respect to the Company. All of the issued and outstanding shares of capital stock and other securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, sold and issued by the Company in compliance with all applicable federal and state securities laws.

                  (d) USE OF PROCEEDS. The Company intends to use the proceeds from the sale of the Common Stock Shares for recruiting, acquisitions and working capital; PROVIDED, HOWEVER, the Company does not represent that uses of such proceeds will not vary, subject to unforeseen events.

                  (e) AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution, delivery and performance of this Agreement, and the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), by the Company, (ii) the authorization, offering, sale, issuance (or reservation for issuance) and delivery of the Common Stock Shares and (iii) the performance of all of the Company's obligations hereunder and under the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), have been taken prior to the Closing Date. Upon execution and delivery by the Company and the Purchaser, this Agreement will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  (f) VALID ISSUANCE OF SHARES. The Common Stock Shares when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws. The Common Stock Shares will be free and clear of any liens or encumbrances (except as such derive from the Purchaser, as to which no representation and warranty is made by the Company herein); provided, however, that the Common Stock Shares may be subject to restrictions on transfer under applicable state and/or federal securities laws. The Common Stock Shares are not subject to any preemptive rights, rights of first refusal or restrictions on transfer, except as such transfer restrictions may be imposed by federal and state securities laws and except as expressly provided in the Registration Rights Agreement.

                  (g) OFFERING. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, and to its compliance with all applicable state and federal securities laws relating to its purchase of the Common Stock Shares, the offer, sale and issuance of the Common Stock Shares pursuant to the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act, and Florida state blue sky laws, and are being made pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

                  (h) BROKER-DEALER REGISTRATION; ETC.

                           (i) The Company is registered as a broker-dealer with
the Securities and Exchange Commission (the "COMMISSION") and the Securities Division of the Florida Department of Banking and Finance, and is a member in good standing of the National Association of Securities Dealers (the "NASD").

                           (ii) The Company and, to the extent applicable, its
subsidiaries and other Affiliates (and as to such "other Affiliates," the statements made in this subsection are to the knowledge of the Company), have filed all forms and reports (including all amendments thereto) required to be filed with the Commission, each of which forms and reports has complied with the Exchange Act or the Investment Advisers Act of 1940, as amended, as the case may be, each as in effect on the date so filed. None of such forms or reports contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the Commission, none of such forms or reports contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor its subsidiaries or other Affiliates are currently delinquent in filing any such forms or reports.

                           (iii) The Company and, to the extent applicable, its
subsidiaries and other Affiliates (and as to such "other Affiliates," the statements made in this subsection are to the knowledge of the Company), have filed all reports required to be filed with the NASD and any and all other applicable self-regulatory organizations (collectively, "SRO REPORTS"), each of which has complied with the rules of the applicable self-regulatory organizations, each as in effect on the date so filed. None of the SRO Reports contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the NASD or other self-regulatory organization, none of the SRO Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (i) MATERIAL CHANGES. Other than continuing operating losses incurred in the ordinary course of business, there has been no material adverse change in the Company's (including, without limitation, its subsidiaries, if any) assets, liabilities, properties, net worth, financial condition, businesses or operations, as disclosed in the Company's Offering Memorandum, Form 10-KSB for fiscal 2002, and as further disclosed in the Company's Form 8-K filings subsequent to December 31, 2002, nor has there been, a material adverse change in the Company's (including, without limitation, its subsidiaries and other Affiliates) relationship, individually or in the aggregate, with its lenders, suppliers, customers, accountants, employees or its securities clearing firm, or any other parties with which it has a material relationship, whether occurring in the ordinary course of business or otherwise; PROVIDED, HOWEVER, no representation or warranty is given with respect to the effect on the Company of current economic and market conditions generally. Except as set forth in the Financial Statements (as hereinafter defined), the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course

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of business that are not required under generally accepted accounting principles in the U.S. ("GAAP") to be reflected in the Company's audited financial statements for fiscal 2002 and the notes thereto included in its Form 10-KSB for fiscal 2002 (the "Financial Statements"), and which, individually or in the aggregate, are not material to the assets, liabilities, properties, net worth, financial condition, businesses or operations of the Company. The Financial Statements have been prepared in accordance with GAAP and fairly present the financial position of the Company at the date thereof and the results of operations of the Company for the period covered thereby.

                  (j) TAX MATTERS. The Company and each of its subsidiaries have timely filed all income and other Tax returns for Taxes (collectively, "Tax Returns"), if any, that are required to be filed, and if such Tax Returns have not been timely filed, any such untimely filing will not have a material adverse effect on the Company or its business. These returns are true and correct in all material respects. Except for Taxes contested by it in good faith, the Company and each of its subsidiaries have paid, or made provision for the payment of, all Taxes that have become due pursuant to said returns or pursuant to any assessment that has been received from any taxing authority for the period through the date of the Financial Statements. The provisions made for Taxes reflected in the Financial Statements are sufficient for the payment of all Taxes of the Company through the Closing Date. For the purposes hereof, "Taxes" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, or other taxes, assessments, duties, fees, levies, or other governmental charges or assessments of any nature whatever imposed by any governmental requirement, whether disputed or not, together with any interest, penalties, or additional amounts with respect thereto.

                  (k) SUBSIDIARIES. Except as set forth in Section 5(k) of EXHIBIT A hereto, the Company has no subsidiaries or other affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

                  (l) CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required in connection with (i) the Company's valid execution, delivery or performance of this Agreement and the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), and the transactions contemplated herein and therein, or (ii) the offer, sale or issuance of the Common Stock Shares by the Company, or the consummation of any other transaction contemplated on the part of the Company hereby.

                  (m) NO BREACH. The execution and delivery of this Agreement, and the other documents, instruments and agreements contemplated hereby, and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default (or an event which, with notice or lapse of time, would constitute a default) under, or result in the creation of any security interest upon any of the properties or assets of the Company under, any note, mortgage, indenture, deed of trust, lien, lease, agreement, contract, license, permit or other instrument or restriction to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties, assets or liabilities may be bound or affected, or (ii) result in a material violation of any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company or any of its subsidiaries is subject.

                  (n) BRANCH OFFICES; LICENSES. As of March 25, 2003, the Company has, in addition to its home office located in Indialantic, Florida, a total of 59 branch and non-branch locations, of which 46 are NASD registered branches. The Company has 135 NASD registered representatives. The Company is licensed as a broker/dealer in 46 States (all except for North Dakota, New Hampshire, Maine and Vermont). Through certain of its subsidiaries, the Company is licensed as an insurance broker in 26 States. The Company has filed an investment adviser notice in 22 States. The Company and, to the extent applicable, its subsidiaries and/or Affiliates, have registered as a broker-dealer and investment adviser in each jurisdiction in which such registrations has been required. The Company and, to the extent applicable, its subsidiaries and/or Affiliates, have filed or caused to be filed all forms, reports, statements, and documents (including all Form U-4s on behalf of registered representatives) required to be filed with any state. All such forms, reports, statements, and documents are accurate in all material respects.

                  (o) PERMITS AND LICENSES. The Company and, to the extent applicable, each of its subsidiaries and to the Company's knowledge, its other Affiliates, have all required permits, licenses, certificates and approvals from all local, state and federal governmental authorities having jurisdiction over the Company and/or such subsidiaries and/or Affiliates that are material to the operation of the Company's business and use of its assets.

                  (p) COMPLIANCE WITH LAWS. The Company and, to the extent applicable, each of its subsidiaries and to the Company's knowledge, its other Affiliates, are in compliance with all local, state and federal laws, ordinances, rules and regulations applicable to the operation of the Company's business and use of its assets.

                  (q) LITIGATION. There are no actions, suits, claims, proceedings or investigations pending or, to the Company's knowledge, threatened, and neither the Company nor its subsidiaries are subject to any unsatisfied judgment, order, award, decision, injunction, or ruling entered, issued, made or rendered by any court, arbitrator or other governmental authority, in each case, which would or would seek to delay or prevent the consummation of the transactions contemplated in this Agreement or in any of the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), or which may adversely affect or restrict the Company (or its subsidiaries) and/or their respective assets, liabilities, properties, net worth, financial condition, businesses or operations. A list of the arbitrations to which the Company is currently a party is set forth in Section 5(q) of Exhibit A attached hereto.

                  (r) CERTAIN RELATED PARTY OBLIGATIONS. The Company's Form 10-KSB for fiscal 2002 contains a true, correct and complete description of any and all Related Party Transactions (defined below) and any and all amounts payable by the Company to, or receivable by the Company from, in each case as a debt or other financial obligation (whether or not evidenced by a formal or other written instrument) any of its officers, directors, other Affiliates or Educational Seminars of America, Inc.

                  (s) MATERIAL CONTRACTS. Except for documents that have been filed with the Commission pursuant to the Company's periodic reports under the Exchange Act, the Company is not a party to any management, service, supply, maintenance, employment, or other contracts which are material to the operation of the Company's businesses or use of its assets other than its clearing agreements with Dain Rauscher, Inc. and First Clearing Corp., which are currently in good standing and no material breach or default exists thereunder.

                  (t) REGISTRATION RIGHTS. The Company is under no obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued pursuant to this or any other existing agreement, except as provided for in: (i) the Registration Rights Agreement; (ii) the registration rights agreements issued to investors who purchased shares in the Company's Common Stock Private Offering (the "Private Offering Investors"), and
(iii) the warrants to be issued to selling agents in the Common Stock Private Offering, and in connection with this transaction as noted in Section 12 hereof, which warrants will provide for piggyback registration rights in connection with the registration of the Company's Common Stock; provided however, any such registration rights shall not be more favorable than those provided to the Purchaser and the Private Offering Investors; and provided, further, the holders of such warrants shall be subject to the same lock-up period for resale of the underlying Common Stock as the Purchaser and the Private Offering Investors. Other than as disclosed in the Company's Form 10-KSB for fiscal 2002, as well as pursuant to the Co-Sale Agreement, to the Company's knowledge, no shareholder of the Company has entered into any agreement with respect to the voting of equity securities of, or as to any other matter related to, the Company (including, but not limited to, rights of first refusal, tag along rights, drag along rights, co-sale and other rights related to the sale and/or transfer of the Company's securities).

                  (u) BROKERS. Except as disclosed in Section 12 of this Agreement, neither the Company nor any officer, director, employee or shareholder of the Company has employed any broker or finder in connection with the transactions contemplated hereby.

                  (v) INSURANCE. The Company has general commercial, fire, casualty, D&O and E&O insurance policies, all as described in Section 5(v) of EXHIBIT A hereto.

                  (x) FULL DISCLOSURE. The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Common Stock Shares. All material information regarding the Company and/or its assets, liabilities, properties, net worth, financial condition, businesses and operations and regarding the Company's ability to consummate the transactions contemplated in this Agreement and in any of the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), has been disclosed in the Company's Form 10-KSB for 2002, and/or the Company's periodic reports with the Commission made pursuant to the Exchange Act. Neither this Agreement, the exhibits hereto, nor any other documents, instruments or agreements (including, without limitation, the Registration Rights Agreement) delivered by the Company to the Purchaser or its attorneys or agents in connection herewith or therewith, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         6. PURCHASER'S CONDITIONS TO CLOSING. The Purchaser's obligations to purchase the Common Stock Shares are subject to the fulfillment of the following conditions on or prior to the Closing Date:

                  (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in this Agreement (including, without limitation, Section 5 hereof) and/or in any other certificate, agreement, document and/or instrument executed and delivered in connection herewith, shall be true and correct in all material respects as of the Closing Date.

                  (b) COVENANTS. All covenants, agreements and conditions contained in this Agreement, and/or in any other certificate, agreement, document and/or instrument executed and delivered in connection herewith, to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

                  (c) ADDITIONAL DOCUMENTS. The following agreements and documents shall be executed and delivered to the Purchaser at closing on the Closing Date:

                           (i) the Co-Sale Agreement;

                           (ii) the Registration Rights Agreement;

                           (iii) a certificate, dated as of the Closing Date and signed on its behalf by the Company's chief executive officer to the effect that the conditions set forth in Sections 6(a), 6(b), 6(d), and 6(e) have been satisfied, all in such reasonable detail as the Purchaser and its counsel shall request;

                           (iv) a certificate duly executed by the Company's secretary certifying as to the incumbency of the Company's executive officers and having attached thereto (i) the Company's Articles of Incorporation (including the Articles of Amendment (defined below)) as in effect at the Closing Date, (ii) the Company's By-laws as in effect at the Closing Date, (iii) resolutions approved by the Board of Directors and shareholders (if applicable) evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), and the consummation of the transactions contemplated hereby and thereby, and (iv) good standing certificates with respect to the Company from the Department of State of the State of Florida, dated a recent date before the Closing Date, all in such reasonable detail as the Purchaser and its counsel shall request;

                           (v) an opinion from Greenberg Traurig, PA, counsel to the Company, addressed to the Purchaser, dated as of the Closing Date, containing the opinions set forth in EXHIBIT B attached hereto, and in such final form as is reasonably acceptable to the Purchaser and its counsel; and

                           (vi) evidence reasonably satisfactory to the Purchaser and its counsel that each and all certificates representing the ownership of any of the Leeds Affiliates (as defined in Section 8(b)(iii)) with respect to Common Stock includes the legend required by Section 3.1 of the Co-Sale Agreement.

                  (d) FILING OF ARTICLES OF AMENDMENT. The Articles of Amendment to the Articles of Incorporation of the Company re-designating the 2,500,000 authorized shares of the Company's Series B 8% Cumulative Convertible Preferred Stock as blank check preferred stock (the "ARTICLES OF AMENDMENT") will have been duly authorized and filed with, and received by, the Secretary of State of Florida on or before the Closing Date.

                  (e) CONSENTS, PERMITS AND WAIVERS. The Company will have obtained any and all material consents, permits and waivers necessary or appropriate for the execution, delivery, and performance by the Company of this Agreement and the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), and the consummation by the Company of the transactions contemplated hereby and thereby.

         7. COMPANY'S CONDITIONS TO CLOSING. The Company's obligation to sell and issue the Common Stock Shares is, at the option of the Company, subject to the fulfillment of the following conditions:

                  (a) REPRESENTATIONS. The representations and warranties made by the Purchaser in this Agreement (including, without limitation, Section 4 hereof) and/or in any other certificate, agreement, document and/or instrument executed and delivered in connection herewith, shall be true and correct in all material respects as of the Closing Date.

                  (b) COVENANTS. All covenants, agreements and conditions contained in this Agreement, or in any other certificate, agreement, document and/or instrument executed and delivered in connection herewith, to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with.

         (c) ADDITIONAL DOCUMENTS. The following agreements and documents shall be executed and delivered to the Company at closing on the Closing Date:

                           (i) a certificate dated as of the Closing Date and
                  signed on its behalf by the general partner of the Purchaser to the effect that the conditions set forth in Sections 7(a) and 7(b) have been satisfied, all in such reasonable detail as the Company and its counsel shall request;

                           (ii) a certificate duly executed by the general
                  partner of the Purchaser certifying as to the status of the general partner under the Purchaser's limited partnership agreement and its authority to execute, deliver and perform, on behalf of the Purchaser, this Agreement and the other documents, instruments and agreements contemplated hereby and having attached thereto the Purchaser's Certificate of Limited Partnership and Agreement of Limited Partnership as in effect on the Closing Date; (ii) resolutions approved by the Class A Members of the general partner of Purchaser evidencing the taking of all partnership and limited liability company action necessary to authorize the execution, delivery, and performance of this Agreement and the other documents, instruments and agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and (iii) good standing certificates with respect to the Purchaser and the general partner from, as applicable, the Secretary of State of Delaware and the Florida Department of State, dated a recent date before the Closing Date, all in such reasonable detail as the Company and its counsel shall request;

                           (iii) the Co-Sale Agreement; and

                           (iv) the Registration Rights Agreement.

         8. ADDITIONAL AGREEMENTS OF THE PARTIES.

                  (a) D&O INSURANCE; INDEMNIFICATION: The Company shall, at all times during the Applicable Period (defined below), (i) maintain a minimum of $1,000,000 of Directors' and Officers' ("D&O") liability insurance coverage for its directors and executive officers and (ii) indemnify, to the fullest extent permitted by law, the members of its board of directors. The Company further agrees to, as and when any representative of the Purchaser is elected or otherwise appointed to the board of directors of the Company, execute and deliver to such representative an indemnification agreement substantially in the form of EXHIBIT C hereto.

                  (b) CORPORATE GOVERNANCE; OTHER CONSIDERATIONS: The Company and the Purchaser agree as follows:

                           (i) BOARD MEMBERSHIP. At any and all times during
                  which the Purchaser owns, directly or indirectly through a partner(s) of Purchaser or any Affiliates of Purchaser or any of its partners, at least two (2) million of the four (4) million Common Stock Shares acquired herein (or the equivalent thereof after giving effect to any splits, mergers, stock dividends, recapitalizations and similar transactions) (the "APPLICABLE PERIOD"), the Company shall, at the request of the Purchaser, use its best efforts to nominate, and as quickly as practicable appoint, to the Company's board of directors a representative designated by the Purchaser (the "PURCHASER DIRECTOR"), and to maintain such Purchaser Director as a member of the Company's board of directors at all times during the Applicable Period. The Company further agrees, during the Applicable Period, (A) at the request of the Purchaser, to appoint the Purchaser Director to the compensation and audit committees of the board of the directors of the Company and to maintain such Purchaser Director as a member thereof at all times, (B) to maintain at all times a total of at least two
                  (2) Independent Directors (as hereinafter defined), (C) to confine the membership of each of the audit and compensation committees of the Company's board of directors exclusively to Independent Directors and at least two (2) thereof, (D) not to enter, directly or indirectly, into a joint venture, loan or any other transaction, agreement or arrangement with any Leeds Affiliate without first obtaining the consent of the majority of the Company's Independent Directors and (E) not to make any modifications to Leeds' amended and restated employment agreement with the Company dated May 22, 2002 without first obtaining the consent of the majority of the compensation committee of the Company's board of directors, including, without limitation, any salary and/or benefit increases necessary and/or appropriate to make Leeds' salary commensurate with industry standards. As used throughout this Agreement, the term "INDEPENDENT DIRECTOR" means, either (i) a Purchaser Director, or (ii) any member of the Company's board of directors that (X) has not, at any time, directly or indirectly accepted any consulting, advisory or other compensatory fees from the Company (other than reasonable board and committee fees), (Y) has not, directly or indirectly, participated or otherwise been involved in any Related Party Transactions (as hereinafter defined) and (Z) qualifies as "independent" under the proposed corporate governance rules of The Nasdaq Stock Market with respect to the definition of "director independence" as such rules may be finally enacted and/or thereafter amended. As used throughout this Agreement, the term "RELATED PARTY TRANSACTION" means any transaction, relationship, or series thereof, required to be described in a registration statement under Securities Act pursuant to Item 404 of Regulation S-B. The aforesaid notwithstanding, the parties hereto acknowledge that with respect to the covenant under clause (C) of this subsection 8(b)(i), one of the members of the Company's audit and compensation committees is currently not an Independent Director; therefore, the Company hereby agrees that as soon as reasonably practical after the Closing Date, the Company shall, as applicable, reconstitute the audit and compensation committees to comply with such covenant and, as a result, the Company shall take no action described under clauses (D) and
                  (E) of this Subsection 8(b)(i) until so accomplished.

                           (ii) OBSERVATION RIGHTS. To the extent that, at any
                  time after the Closing Date, and during the Applicable Period, a representative of the Purchaser shall not be a member of the Company's board of directors, a representative of the Purchaser designated by the Purchaser from time to time in its sole discretion (the "PURCHASER REPRESENTATIVE") shall be entitled to attend as an observer all meetings of the board of directors of the Company (including, but not limited to, any and all committees thereof and telephonic meetings with respect thereto); provided, however, that the Company's board of directors may require that the Purchaser Representative not attend any particular meeting of the Company's board of directors or committees thereof or be excused from any portions of such meetings that involve matters or business that the Company's board of directors determines in good faith are matters or business that must be considered by the Company's board of directors (or the applicable committee thereof) without the Purchaser Representative being in attendance; provided, however, that the Purchaser Representative shall not be excluded from any two (2) consecutive meetings. Except with respect to matters or business as to which the Company's board of directors has determined that must be considered by the board of directors (or the applicable committee thereof) without the Purchaser Representative being in attendance, the Purchaser Representative shall be provided with the same meeting notices and materials as the members of the Company's Board of Directors (including, without limitation, any and all committees thereof), including, without limitation, copies of all proposed and final resolutions, minutes and written consents. The Company shall, at all times during the Applicable Period during which a Purchaser Director shall not be a member of the Company's board of directors, allow the Purchaser Representative (or such other person designated by the Purchaser Representative from time to time) to be present at the business offices of the Company during regular business hours and the Company further covenants to provide to such Purchaser Representative (and such designee, if any), during regular business hours, upon seventy-two (72) hours notice to the Chief Executive Officer of the Company, access to all of the Company's books, records, files, documentation and other information related to the past, present and/or future operations of the Company and any of its subsidiaries or its parent, if any, that are located at the business offices of the Company or that can be obtained by the Company without unreasonable cost or effort, and that would normally be available to a member of the Company's Board of Directors or audit or other committee of the Board of Directors in the exercise of his responsibility and fiduciary duties as such. The right of the Purchaser Representative (and designee, if any) to attend board meetings and have access to the Company information, including to be present at the Company's offices, is conditioned upon receipt from Purchaser and such Purchaser Representative (and designee, if any) of a confidentiality agreement containing prohibitions on disclosure of the Company's Confidential Information (defined below) and using such Confidential Information to the detriment of the Company and/or its shareholders, which agreement shall be in form and substance reasonably satisfactory to the Company and the Purchaser.

                           (iii) LIMITATION ON SECURITIES ISSUANCES. The Company
                  shall not, at any time during the Applicable Period, directly or indirectly issue any equity securities or securities convertible, exchangeable and/or exercisable thereinto, including, without limitation, any Common Stock, preferred stock, options, warrants, and other equity equivalents (collectively, "SECURITIES") to any Leeds Affiliate (as defined below) if the price to be paid for such Securities is below $.25 per share (or the equivalent thereof after giving effect to any splits, mergers, stock dividends, recapitalizations and similar transactions effectuated after the Closing Date). Notwithstanding the foregoing, during the Applicable Period, the Company may issue Securities to a Leeds Affiliate at a price below $.25 per share (or the equivalent thereof after giving effect to any splits, mergers, stock dividends, recapitalizations and similar transactions effectuated after the Closing Date), subject to and only with the approval of the majority of the Company's Independent Directors, under either of the following circumstances: (A) Common Stock, options and/or warrants, but in no event preferred stock, as compensation for services in lieu of cash, but only to the extent that (i) the value placed on such Common Stock and the exercise price per share for such options or warrants are not, at the time of issuance, below the greater of (1) the last closing sale price of the Common Stock on the trading day nearest the issuance date and (2) the average of the closing sale prices for the Common Stock for the 20 trading days immediately preceding the issuance date, and (ii) any and all such issuances (Common Stock, options and/or warrants) in the aggregate do not exceed 5% of the then outstanding shares of Common Stock; or (B) in connection with the purchase of Securities (but in no event preferred stock) by a Leeds Affiliate, the proceeds of which are necessary for the Company's continued operations, the completion of a merger or an acquisition (excluding exercise by Leeds of his currently outstanding options), or such other appropriate business purpose as is approved by at least a majority of the board of directors; provided, however, that in the case of the immediately preceding item (B), the Purchaser will have the right to participate in such an investment with the applicable Leeds Affiliates to the extent of the product obtained by multiplying (i) the aggregate number of Securities covered by the proposed issuance by (ii) a fraction the NUMERATOR of which is the sum of the number of shares of Common Stock and all options, warrants and other Common Stock equivalents (whether or not such options, warrants and other Common Stock equivalents are then "in the money" or exercisable) then owned by or on behalf of the Purchaser (including, but not limited to, its partners or Affiliates other than the Company), and the DENOMINATOR of which is the sum of the number of shares of Common Stock and all options, warrants and other Common Stock equivalents (whether or not such options, warrants and other Common Stock equivalents are then "in the money" or exercisable) then owned by or on behalf of the Leeds Affiliates and the Purchaser (including, but not limited to, its partners and Affiliates other than the Company). For purposes of this Agreement, the term "Leeds Affiliates" means, individually and collectively, (i) Marshall T. Leeds ("LEEDS'), (ii) each of his family members and (iii) each entity (other than the Company) which is directly or indirectly majority-owned by Leeds or any of his family members or for which Leeds or any of his family members or an entity directly or indirectly majority-owned by Leeds or any of his family members serves as the sole or managing general partner or the sole or managing member. For purposes hereof, a family member of Leeds is his spouse, children or any other lineal descendants.

                  (c) SEC COMPLIANCE: The Company will agree to use its best efforts to remain in compliance with any and all applicable rules and regulations as promulgated by the exchange(s), automated quotation system(s) and the other quotation system(s) on which the Common Stock is listed or quoted for trading, as well as the applicable corporate governance rules and regulations as promulgated by the Commission, the NASD, any and all other applicable self-regulatory bodies and Congress under the Sarbanes-Oxley Act of 2002. The Purchaser agrees that it shall use its best efforts to timely file all applicable forms with the SEC relating to its investment in the Company.

                  (d) AMENDMENT TO EMPLOYMENT AGREEMENT: Within thirty (30) days after the Closing Date, the Company and Leeds shall execute and deliver an amendment to that certain Amended and Restated Employment Agreement, dated as of May 22, 2002, by and between Leeds and the Company, which shall generally provide that, during the one year period following the termination of Leeds' employment with the Company, Leeds will not compete against the Company by providing his services to any business organizations whose principal business purpose is the sale of financial products through a network of independent registered representatives. Such one year period shall not apply in the event Leeds' employment with the Company is terminated without cause and Leeds accepts no severance of any kind from the Company in connection with such termination without cause. The amendment to employment agreement shall be in form and content acceptable to the Independent Directors and a copy thereof shall be delivered to Purchaser.

         9. CONFIDENTIALITY. The Purchaser agrees that (except as may be required by law and as contemplated in this Agreement and the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement)) it will not disclose to third parties or use, any Confidential Information (as defined below) with respect to the Company furnished, or to be furnished, by the Company, its agents, employees, representatives or advisers to the Purchaser in connection herewith at any time or in any manner and will not use such information other than in connection with its evaluation of the transactions contemplated herein and in the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement). For the purposes of this Section 9, "Confidential Information" means the Company business plans, customer lists, methods of operation, employee and independent contractor information; any other information identified in writing as confidential to Purchaser by the Company; and any material non-public information regarding the Company. Notwithstanding the foregoing, any such Confidential Information may be disclosed: (a) if the Company consents to such disclosure in writing; or (b) the information becomes public knowledge through no fault of Purchaser; or (c) if required by law; or
(d) by the Purchaser to its investors, employees, representatives and agents in connection with its evaluation of the transactions contemplated in this Agreement and the other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement), provided, however, that Purchaser shall take all reasonable precautions to prevent disclosure of such Confidential Information by such third parties. The Purchaser, and the Purchaser's representatives, including such persons who may serve on the Company's board of directors or have observation rights pursuant to
Section 8(b) above, agree that they will not disclose any material non-public information unless required by law.

         10. INDEMNIFICATION.

                  (a) The Company shall indemnify the Purchaser and hold him harmless, upon demand, from and against any losses, damages, costs, claims, expenses and liabilities, including, without limitation, reasonable attorneys', paralegals' and accountants' fees and expenses, before and at trial and at all appellate levels (individually and collectively, "LOSSES"), which the Purchaser may sustain, suffer or incur arising from or in connection with the Company's material breach of any covenant, representation, warranty, agreement, obligation or undertaking of the Company hereunder or in any other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement).

                  (b) Purchaser shall indemnify the Company and hold it harmless, upon demand, from and against any Losses which the Company may sustain, suffer or incur arising from or in connection with the Purchaser's material breach of any covenant, representation, warranty, agreement, obligation or undertaking of the Purchaser hereunder or in any other documents, instruments and agreements contemplated hereby (including, without limitation, the Registration Rights Agreement).

                  (c) A party hereunder shall have no liability under this Agreement to indemnify under either Section 10(a) or Section 10(b) above, in each case unless the party against whom such claim is asserted (the "Indemnifying Party') receives notice of claim in writing from the party seeking indemnification (the "Indemnified Party").

                  (d) All third party claims by any Indemnified Party hereunder shall be asserted and resolved in accordance with the following provisions. If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by such third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand stating with reasonable specificity the circumstances of the Indemnified Party's claim for indemnification; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or to the extent that any applicable period set forth in Section 10(c) has expired without such notice being given. After receipt by the Indemnifying Party of such notice, then upon reasonable notice from the Indemnifying Party to the Indemnified Party, or upon the request of the Indemnified Party, the Indemnifying Party shall defend, manage and conduct any proceedings, negotiations or communications involving any claimant whose claim is the subject of the Indemnified Party's notice to the Indemnifying Party as set forth above, and shall take all actions necessary, including but not limited to the posting of such bond or other security as may be required by any governmental authority, so as to enable the claim to be defended against or resolved without expense or other action by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any subsidiary and/or other Affiliate thereof or not result in a full release of the Indemnified Party. Upon request of the Indemnifying Party, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by the Indemnifying Party for any costs and expenses thereby incurred:

                           (i) take such action as the Indemnifying Party may
reasonably request in connection with such action,

                           (ii) allow the Indemnifying Party to dispute such
action in the name of the Indemnified Party and to conduct a defense to such action on behalf of the Indemnified Party, and

                           (iii) render to the Indemnifying Party all such
assistance as the Indemnifying Party may reasonably request in connection with such dispute and defense.

         11. PUBLICITY. The Company is subject to the public disclosure requirements of the Exchange Act and the rules promulgated thereunder. With respect to this Agreement and the transactions contemplated hereby, the Purchaser consents to such disclosures and will reasonably assist the Company in the preparation of such disclosures and any other documents or filings required by the Securities Laws. However, in no event shall the Purchaser release any information to the public regarding this Agreement or the transactions contemplated herein without the prior written consent of the Company; provided, however, that after the Company has made its public disclosure hereof, which it hereby agrees to promptly do, the Purchaser may, without the Company's consent, advise its investors of the details of the Purchaser's investment in the Company; and provided further that the Company agrees that the Purchaser shall in all events be permitted to timely, and without the Company's consent, file all required filings under the Exchange Act.

         12. FINDERS / BROKERS. The parties agree that there are no finders involved in this transaction, other than Steve Jacobs, an employee and director of the Company, who will be paid a commission by the Company which will not exceed (i) cash in the amount of $80,000, (ii) 80,000 shares of Common Stock, and (iii) a Common Stock purchase warrant for 400,000 shares of Common Stock at an exercise price of not less than $.30 per share.

         13. GOVERNING LAW; JURISDICTION. This Agreement will be governed by, construed and enforced in accordance with, the laws of the State of Florida. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court located within Miami-Dade County or Palm Beach County, in the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         14. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and terminates any prior communication, agreement or understanding, whether written or oral. This Agreement may be modified only by a writing signed by all parties.

         15. NOTICES. Whenever notice is provided for in this Agreement, it shall be given in writing and hand delivered, or mailed by registered or certified mail, return receipt requested, or sent by facsimile to the party or parties to whom addressed at the addresses or facsimile numbers set forth below:
The date of delivery shall be the date received if delivered by hand or sent by facsimile with written confirmation received, or within three (3) days of mailing, if mailed. Any party may change the address to which notice shall be delivered or mailed by notice given pursuant to this Section 15.

         If to Purchaser:       Antares Capital Fund III Limited Partnership
                                7900 Miami Lakes Drive West
                                Miami Lakes, Florida 33016
                                Attn: Mr. Jonathan I. Kislak
                                Facsimile:  (305) 894-3227

            With copy to:       Bilzin Sumberg Baena Price & Axelrod LLP
                                2500 Wachovia Financial Center
                                200 South Biscayne Boulevard
                                Miami, FL  33131-5340
                                Attn: Alan D. Axelrod, Esq.
                                Facsimile: (305) 374-7593

         If to the Company:     Summit Brokerage Services, Inc.
                                980 North Federal Highway
                                Suite 310
                                Boca Raton, Florida 33432
                                Attn:  Marshall T. Leeds, Chairman
                                Facsimile:  (561) 347-6705

            With copy to:       Greenberg Traurig, P.A.
                                450 S. Orange Avenue, Suite 650
                                Orlando, Florida 32801
                                Attn:  Sandra C. Gordon, Esq.
                                Facsimile:  (407) 420-5909

         16. BENEFITS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, beneficiaries, legal representatives, successors, and assigns (including, without limitation, successive as well immediate successors to and assigns of said parties and partners or Affiliates of the Purchaser to which it transfers Common Stock Shares); PROVIDED, HOWEVER, it is understood and agreed that the rights of Purchaser under Section 8 hereof are exclusive to Purchaser and any transfer of Common Stock Shares by Purchaser to a third-party who is not a partner of Purchaser or an Affiliate of Purchaser or any of its partners shall not confer on such third-party any rights whatsoever under Section 8 of this Agreement.

         17. SEVERABILITY. In the event that any of the provisions of this Agreement, or portions thereof, are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

         18. SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         19. EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument. Facsimile signatures hereto or signed signature pages transmitted and received by facsimile shall have the same legal force and effect as original signatures.

         20. ATTORNEYS' FEES. The prevailing party in any dispute with respect to this Agreement shall be entitled to recover from the other party all of its reasonable costs and expenses incurred in connection with such dispute, including, but not limited to, reasonable attorneys', paralegals', accountant's and other professionals' fees and costs incurred before and at trial, at any other proceeding, at all appellate levels and whether or not suit or any other proceeding is brought.



                     [SIGNATURES LOCATED ON THE NEXT PAGE.]




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


         IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the day and the year first set forth above.

THE COMPANY:

SUMMIT BROKERAGE SERVICES, INC.,
a Florida corporation


By:      /s/ Marshall T. Leeds
         --------------------------------------------
         Marshall T. Leeds,
         Chairman and Chief Executive Officer

THE PURCHASER:

ANTARES CAPITAL FUND III LIMITED PARTNERSHIP, a Delaware limited partnership


By:      ANTARES CAPITAL PARTNERS III, L.L.C.,
         a Florida limited liability company,
         its General Partner


By:      /s/ Jonathan I. Kislak
         --------------------------------------------
         Jonathan I. Kislak,
         Class A Member










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